STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement
(this Agreement) is entered into as of December ___,22, 2011
(the Effective Date) by and among Southpaw Credit Opportunity Master Fund L.P., a Cayman Islands limited partnership (Seller) and Anthony C. Hayes (Buyer).

            WHEREAS, Seller is the beneficial owner of 1,482,128 shares (the Shares) of common stock, par value $.001 (the Common Stock) of Mango Capital, Inc. (the Company).

	WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of the Shares on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Purchase and Sale of Securities.
Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants contained herein, at the Closing (as defined below) Seller shall sell, assign and transfer to Buyer, and Buyer shall purchase from Seller, the Shares for consideration of $.10 per Share and an aggregate consideration of $148,212.80 (the Purchase Price).
2. Closing. The delivery of and payment for the Shares, shall take place on the first day that all of the conditions set forth herein have been satisfied or waived or at such other time as is mutually agreed to by the parties hereto (the Closing and such date, the Closing Date).
3. Deliveries.
(a) On the Closing Date, Seller shall deliver or cause to be delivered (i) to the Companys transfer agent, a stock certificate representing 800,000 shares of Common Stock, duly endorsed in blank or accompanied by proper instruments of transfer duly signed by Seller together with instructions to issue a certificate for 800,000 shares of Common Stock in the name of Buyer and such other instruments as are necessary to effectuate the transfer of the 800,000 Shares to Buyer and (ii) 682,128 shares of Common Stock by transfer of title through the facilities of the Depository Trust & Clearing corporation to the account of the Buyer as Buyer shall have designated to Seller prior to the Closing.
(b) On the Closing Date, Buyer shall pay Seller the
Purchase Price in immediately available funds to the Sellers account indicated on Schedule 1.
4. Closing Conditions.
(a) The obligations of Seller hereunder in
connection with the Closing are subject to the following
conditions being met:
(i) the accuracy in all material respects
when made and on the Closing Date of the representations and warranties of Buyer contained herein;
(ii) all obligations, covenants and
agreements of Buyer required to be performed at or prior to the Closing Date shall have been performed; and
(iii) the delivery by Buyer of
the Purchase Price in accordance with Section 3(b) hereof.
(b) The obligations of Buyer hereunder in connection with the Closing are subject to the following conditions being met:
(i) the accuracy
in all material respects on the Closing Date of the representations and warranties of Seller contained herein;
(ii) all obligations,
covenants and agreements of Seller required to be performed at or prior to the Closing Date shall have been performed; and
(iii) the delivery by Seller of the Shares in accordance with Section
3(a) hereof.
5. Representations and Warranties of Seller.
Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:
(a) Corporate Authority;
Authorization; Binding Obligation.  Seller has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes a valid and legally binding agreement of Seller, enforceable against Seller in accordance with its terms.
(b) No Consents.  No consent,
approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution of this Agreement by Seller or for the consummation by
Seller of any of the transactions contemplated hereby.
(c) No Conflict.  Sellers execution, delivery and performance of this Agreement has not resulted in and will not result in (i) any violation of its organizational documents that would be (or could reasonably be expected to be) materially adverse to the ability of
Seller to consummate the transactions contemplated by this Agreement,
(ii) any breach or violation of any statute, judgment, decree, order, rule or regulation applicable to Seller or any of its properties or assets, or (iii) any default (nor has any event occurred which with notice or passage of time, or both, would constitute a material default)
in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, agreement, instrument, commitment, arrangement or understanding to which Seller is a party.
(d) Title.  Seller is the beneficial owner
of the Shares and has valid and marketable title to the Shares, free and clear of any security interest, lien, mortgage, claim, charge, pledge, restriction, equitable interest, option, easement,
exception
to title of any kind, restriction or third-party right or encumbrance of any nature.
(e) Brokers.  No agent, broker, investment
banker, or other person acting under the authority of Seller or any of its affiliates is or will be entitled to any brokers or finders fee or any other commission or similar fee directly or indirectly from the Buyer or any affiliate of the Buyer as a result of the
consummation of the transactions contemplated by this Agreement.
6. Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:
(a) Binding Obligation.  Buyer has the
capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes a valid and legally binding agreement of Buyer, enforceable against Seller in accordance with its terms.
(b) No Consents.  No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution of this Agreement by Buyer or for the consummation by Buyer of any of the transactions contemplated hereby.
(c) No Conflict.  Buyers execution, delivery and performance of this Agreement has not resulted in and will not result in
(i) any breach or violation of any statute, judgment, decree, order, rule or regulation applicable to Buyer or any of his
properties or assets, or (ii) any default (nor has any event occurred which with notice or passage of time, or both, would constitute a material default) in the performance or observance of a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under
any material contract, agreement, instrument, commitment,
arrangement or understanding to which the Buyer is a party.
(d) Sophistication.  Buyer (i) is a sophisticated
buyer with respect to the purchase of the Shares, (ii) is able to bear the economic risk associated with the purchase of the
Shares, (iii) has adequate information concerning the business and financial condition of the Company to make an informed
decision regarding the purchase of the Shares, (iv) has such knowledge and experience, and has made investments of a
similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of securities of the type contemplated in the transaction contemplated hereby and (v) has independently and without reliance upon Seller, and based on such information as Buyer has deemed appropriate, made his own analysis and
decision to enter into the transaction contemplated hereby.
(e) Accredited Investor.
Buyer is an accredited investor as defined in Rule 501 under the Securities Act of 1933, as amended (the Securities Act).
(f) Investment Intent.  The Shares are being
acquired for Buyers own account solely for the purpose of
investment and not with a view to the resale or distribution thereof to others.(g) Restricted Securities.
Buyer understands that the Shares are characterized as
restricted securities as defined under Rule 144(a)(3) under
the Securities Act inasmuch as they are being acquired from
an affiliate of the Company in a transaction not involving
a public offering and such Shares may not be resold unless
registered pursuant to the Securities Act, or an exemption
from registration is available therefrom.  Buyer will not,
directly or indirectly, sell, offer to sell or otherwise
transfer the Shares in the absence of an effective registration statement under the Securities Act and applicable state
securities laws or an exemption from registration thereunder.
(h) Exempt Transaction.  Buyer understands that
the offer and sale of the Shares have not been registered under the Securities Act or state securities laws and the Shares
are being offered and sold to him by Seller in reliance on
specific exemptions from the registration requirements of
the Securities Act and state securities laws and that Seller are relying upon the truth and accuracy of, and Buyers
compliance with, all representations, warranties, agreements, acknowledgements and understandings of Buyer set forth herein in order to determine the availability of such exemptions
and the eligibility of Buyer to acquire the Shares.
(i) Legend.  Buyer acknowledges and agrees that each
certificate representing Shares will bear a legend
(or a substantially similar indication) indicating that the
Shares have not been registered under the Securities Act or
under the securities laws of any state or other jurisdiction and may not be sold, offered for sale or otherwise
transferred in the absence of an effective registration
statement under the Securities Act and applicable state
securities laws or an exemption from registration thereunder, in addition to any other legends required by applicable
state securities laws.
(j) No Advice.
Buyer understands that nothing in this Agreement or any
other materials presented to Buyer in connection with the
purchase and sale of the Shares constitutes legal, tax or
investment advice.  Buyer has consulted such legal, tax
and investment advisors as Buyer, in his sole discretion,
has deemed necessary or appropriate in connection with
Buyers purchase of the Shares.(k) Brokers.
No agent, broker, investment banker, or other person
acting under the authority of the Buyer or any of
Buyers affiliates is or will be entitled to any
brokers or finders fee or any other commission
or similar fee directly or indirectly from Seller or
any affiliate of Seller as a result of the consummation
of the transactions contemplated by this
Agreement.
7. Miscellaneous.
(a) Successors and Assigns.   This Agreement will inure
to the benefit of and be binding upon the parties
hereto and their respective heirs, legal representatives,
successors and assigns.
(b) Notices.  All
notices and other communications given to any party hereto
pursuant to this Agreement shall be in writing and shall
be delivered, or mailed first class postage prepaid,
registered or certified mail, addressed as follows:
(i) If to BuyerAnthony C. Hayes
1796 Shady Lane
Fax: (___) ___-____
Columbia, SC 29206
Email:  anthonyhayes@me.com
with a copy to:___________________
(ii) If to Seller:Southpaw Credit Opportunity
Master Fund L.P.
c/o Southpaw Asset Management LP
2 West Greenwich Office Park,
1st Floor
Greenwich,
CT 06831
Attention: Kevin Wyman
Fax: (203) 862-6201
Email:
kw@southpawasset.com
with a copy to:
Stroock &
Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention:  Brett Lawrence, Esq.
Fax:  (212) 806-6006
Email:  blawrence@stroock.com
(c) Governing Law.  THIS AGREEMENT, THE RIGHTS
AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT,
AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY
BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED BY THIS
AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY
OTHER LEGAL THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION,
VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS
BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE
WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK
(WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE
THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).
(d) Jurisdiction.  BY ITS EXECUTION AND DELIVERY
OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY
IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE COURTS OF THE
STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK,
FOR ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR BASED
UPON THIS AGREEMENT OR ANY MATTER RELATING TO IT,
AND WAIVE ANY OBJECTION THAT SUCH PARTY MAY HAVE TO THE LAYING
OF VENUE IN ANY SUCH COURT OR THAT SUCH COURT IS
AN INCONVENIENT FORUM OR DOES NOT HAVE PERSONAL JURISDICTION OVER
SUCH PARTY.
(e) Waiver of Jury Trial.
THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY
WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE
LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF
ANY CLAIM OR CAUSE OF ACTION,
OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY
BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER
BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).
EACH PARTY (A) CERTIFIES THAT
NO REPRESENTATIVE, AGENT, OR ATTORNEY OF THE OTHER
PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE,
THAT SUCH OTHER
PARTY WOULD NOT, IN THE EVENT OF LITIGATION,
SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT
IT AND THE OTHER PARTY HAVE BEEN INDUCED TO
ENTER INTO THIS AGREEMENT BY, AMONG OTHER
THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS IN THIS SECTION.
(f) Survival.  All of the representations,
warranties, covenants
and agreements contained in this Agreement
shall
survive the Closing.
(g) Entire Agreement.  This
Agreement constitutes the entire agreement of the
parties and supersedes all prior negotiations with
respect to the
subject matter hereof.
(h) Counterparts.
This Agreement may be signed in any number of counterparts,
each of which shall be deemed an original, but all of
which together shall constitute one and the same instrument.
(i) Severability.  The illegality, invalidity, or
unenforceability of any provision of this Agreement
under the law of any jurisdiction shall not affect
its legality, validity or enforceability under the
law of any
other jurisdiction nor the legality, validity or
enforceability of any other provision.
(j) Confidentiality.  Buyer and Seller shall maintain
the confidentiality of the terms of the transactions
contemplated by this Agreement,
including, without limitation, the identity of the
parties, the nature of the Shares and the Purchase Price,
unless otherwise required by law or regulatory authority,
or other legal process, except that the parties may
disclose the terms of the transaction contemplated by
this Agreement (i) to their respective affiliates,
attorneys,
accountants, and other professionals in connection with
the enforcement of the parties rights and obligations
hereunder, or (ii) with the other partys prior written
consent.
(k) Amendments; Waivers.
No amendment of any
provision of this Agreement shall be effective unless it
is in writing and signed by Buyer and Seller, and no waiver
of any provision of this Agreement, nor consent to
any departure by either party from it, shall be effective
unless it is in writing and signed by the affected party,
and then such waiver or consent shall be effective only in
the specific instance and for the specific purpose for
which given.
(l) Expenses.  All costs and expenses
incurred in connection with this Agreement shall be paid
by the party incurring such cost or expense.
(m) Further Assurances.  In addition to the actions,
documents and instruments specifically required to be
taken or
delivered hereby, prior to and after the Closing and
without further consideration, Seller and Buyer shall
execute,
acknowledge and deliver such other assignments,
transfers, consents and other documents and
instruments and take
such other actions as any party, or their counsel,
may reasonably request in order to complete and perfect
the transactions contemplated by this Agreement,
including, without limitation, any instruments of
transfer as
may be reasonably requested to effectuate the
transfer of the Shares to Buyer.
IN WITNESS WHEREOF, Buyer and Seller have duly
executed this Agreement as of the date first
above written.
SELLER
SOUTHPAW CREDIT OPPORTUNITY MASTER FUND L.P.
By:
Southpaw GP LLC, its general partner
By:________________________
Name: Howard Golden
Title:   Managing Member
BUYER_____________________________
Anthony C. Hayes